Frontier Airlines Reports Fourth Quarter Profit on Strong Revenue and Cost Performance
DENVER - February 8, 2023 - Frontier Group Holdings, Inc. (Nasdaq: ULCC), parent company of Frontier Airlines, Inc., today reported profitable results for the fourth quarter of 2022 on strong revenue performance, including record ancillary revenue per passenger, and an improvement in unit costs.
Fourth Quarter 2022 Highlights
•Achieved total operating revenues of $906 million, 38 percent higher than the 2019 quarter on 15 percent higher capacity resulting in a 21 percent increase in revenue per available seat mile ("RASM") over the same period
•Generated record ancillary revenue of $82 per passenger, 41 percent higher than the 2019 quarter and five percent higher than the prior quarter
•Since exiting the pandemic, realized the lowest cost per available seat mile ("CASM") of 9.93 cents, CASM (excluding fuel), a non-GAAP measure, of 6.43 cents, and adjusted (non-GAAP) CASM (excluding fuel) of 6.40 cents
•Realized a pre-tax margin of 5.5 percent and an adjusted (non-GAAP) pre-tax margin of 5.7 percent
•Ended the quarter in a strong liquidity position with $761 million of unrestricted cash and cash equivalents, or $332 million net of total debt
•Took delivery of two A320neo and three A321neo aircraft during the fourth quarter, increasing the proportion of the fleet comprised of the more fuel-efficient A320neo family aircraft to 72 percent as of December 31, 2022, among the highest of all major U.S. carriers
•Generated 103 available seat miles ("ASM") per gallon, making Frontier the most fuel efficient of all major U.S. carriers and affirming its ongoing commitment to being "America's Greenest Airline"
•Expanded service in 16 domestic markets, including six new routes from Phoenix Sky Harbor International Airport to coincide with the November 2022 opening there of a crew base, and six international markets
•Announced new Dallas-Fort Worth crew base expected to open in May 2023 along with five new routes
•Launched GoWild All-You-Can-Fly Pass, providing passengers an opportunity for an unlimited number of flights to all Frontier domestic and international destinations

“Fourth quarter results were strong, underpinned by record ancillary revenue and meaningful improvements in CASM and utilization," commented Barry Biffle, President and CEO. “Moving into 2023, we intend to bolster our competitive edge by driving further improvement in ancillary revenue per passenger and unit costs. Today, our total cost advantage over the industry average is wider than it was in 2019, and I expect it will widen further this year. With these contributing factors, I'm confident we're on track to return the airline to the pre-pandemic profit levels per plane on a run-rate basis in the second half of 2023.
"I'm extraordinarily proud of Team Frontier for their tireless contributions in 2022 as we encountered repeated, uncontrollable operational challenges, including the recent winter storm Elliott. Our team overcame treacherous weather conditions, worked extended shifts and managed customer disruptions to get them to their destinations safely. I couldn't be more confident in Team Frontier and our future together as America's ultra-low-cost carrier."

Fourth Quarter and Full Year 2022 Select Financial Highlights
The following is a summary of fourth quarter and full year 2022 select financial results, including both GAAP and adjusted (non-GAAP) metrics. Refer to “Reconciliation of Non-GAAP Financial Information” in the appendix of this release.

(unaudited, in millions, except for percentages)
	Three Months Ended December 31,
	2022		2021		2019
	As Reported (GAAP)	Adjusted (Non-GAAP)	As Reported (GAAP)	Adjusted (Non-GAAP)	As Reported (GAAP)	Adjusted (Non-GAAP)
Total operating revenues	$906	$906	$609	$609	$655	$655
Total operating expenses	$861	$859	$695	$695	$587	$565
Pre-tax income (loss)	$50	$52	$(86)	$(86)	$72	$94
Pre-tax income (loss) margin	5.5%	5.7%	(14.1)%	(14.1)%	11.0%	14.4%
Net income (loss)	$40	$39	$(53)	$(52)	$56	$73

(unaudited, in millions, except for percentages)
	Year Ended December 31,
	2022		2021		2019
	As Reported (GAAP)	Adjusted (Non-GAAP)	As Reported (GAAP)	Adjusted (Non-GAAP)	As Reported (GAAP)	Adjusted (Non-GAAP)
Total operating revenues	$3,326	$3,326	$2,060	$2,060	$2,508	$2,508
Total operating expenses	$3,371	$3,352	$2,177	$2,461	$2,199	$2,167
Pre-tax income (loss)	$(45)	$(19)	$(144)	$(406)	$325	$357
Pre-tax income (loss) margin	(1.4)%	(0.6)%	(7.0)%	(19.7)%	13.0%	14.2%
Net income (loss)	$(37)	$(17)	$(102)	$(299)	$251	$276
Revenue Performance
Total operating revenue for the fourth quarter of 2022 was $906 million, 38 percent higher than the 2019 quarter, with total operating revenue per passenger of $133, 24 percent higher than the 2019 quarter. Ancillary revenue per passenger was a record $82, 41 percent higher than the 2019 quarter. RASM was 10.45 cents, 21 percent higher compared to the 2019 quarter, alongside capacity growth of 15 percent over the same period.
Average daily aircraft utilization in the fourth quarter increased four percent from the prior quarter to 11.5 hours per day, with further improvement expected to over 12 hours per day, on average, in 2023 as the trend toward normalized operations continues.
Cost Performance
Total operating expenses for the fourth quarter of 2022 were $861 million, including $2 million in employee retention costs associated with the Company's terminated combination with Spirit Airlines, Inc. ("Spirit"). Excluding this item, adjusted (non-GAAP) total operating expenses were $859 million, including $304 million of fuel expenses at an average cost of $3.60 per gallon. Adjusted (non-GAAP) total operating expenses (excluding fuel) were $555 million.
CASM was 9.93 cents in the fourth quarter, while adjusted (non-GAAP) CASM was 9.91 cents. CASM (excluding fuel), a non-GAAP measure, was 6.43 cents, while adjusted (non-GAAP) CASM (excluding fuel) was 6.40 cents, seven percent lower than the prior quarter and two percent lower than the 2021 quarter.

Earnings
Earnings before taxes for the fourth quarter of 2022 were $50 million, or $52 million on an adjusted (non-GAAP) basis excluding special items, reflecting a pre-tax margin of 5.5 percent and an adjusted (non-GAAP) pre-tax margin of 5.7 percent. Winter storm Elliott is estimated to have negatively impacted pre-tax income by approximately $16 million, or 175 basis points on pre-tax margin.
Net income for the fourth quarter of 2022 was $40 million, or $39 million on an adjusted (non-GAAP) basis excluding special items.
Cash and Liquidity
Unrestricted cash and cash equivalents as of December 31, 2022 totaled $761 million, or $332 million net of total debt. The Company repaid its $150 million U.S. Treasury loan (the "Treasury Loan") in February 2022 and is able to access substantial liquidity, if desired, through its co-branded credit card program and related brand assets, based on similar debt financings by other airlines.
Fleet
As of December 31, 2022, Frontier had a fleet of 120 Airbus single-aisle aircraft, per the schedule below, all financed with operating leases that expire between 2023 and 2034.

Equipment	Quantity	Seats
A320neo	82	186
A320ceo	13	180 - 186
A321ceo	21	230
A321neo	4	240
Total fleet	120
Frontier is America's Greenest Airline measured by ASMs per fuel gallon consumed. During the fourth quarter of 2022, Frontier generated 103 ASMs per gallon, four percent higher than the 2019 quarter. To learn more about Frontier's sustainability initiatives, visit www.flygreener.com.
Frontier took delivery of two A320neo and three A321neo aircraft during the fourth quarter of 2022, increasing the proportion of the fleet comprised of the more fuel-efficient A320neo family aircraft to 72 percent as of December 31, 2022, among the highest of all major U.S. carriers. The A321neo is expected to unlock meaningful scale efficiencies by way of fuel savings and higher average seats per departure. As of December 31, 2022, over 70 percent of future committed aircraft deliveries, including direct leases, are for A321neo aircraft.
As of December 31, 2022, the Company had commitments for an additional 231 aircraft to be delivered through 2029, including purchase commitments for 67 A320neo aircraft and 154 A321neo aircraft and another 10 A321neo aircraft through direct leases.
In December 2022, Airbus notified the Company of its intent to shift aircraft deliveries by a range of one to five months for aircraft initially scheduled in 2023, causing nine A321neo aircraft to shift into 2024 from 2023 and reducing available capacity growth in 2023 by approximately five percent.

Forward Guidance
The first quarter 2023 and full-year 2023 guidance provided below is based on the Company's current estimates and is not a guarantee of future performance. This guidance is subject to significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in the Company's reports on file with the SEC. Frontier undertakes no duty to update any forward-looking statements or estimates, except as required by applicable law. Further, this guidance excludes special items and the reconciliation of non-GAAP measures to the comparable GAAP measures because such amounts cannot be determined at this time.
Capacity is anticipated to grow 17 to 19 percent in the first quarter of 2023 compared to the 2022 quarter, while full-year capacity is expected to grow 23 to 28 percent over 2022 after accounting for the aforementioned delays in A321neo aircraft deliveries. Given the unit cost efficiencies expected from the A321neo aircraft, the Company now expects adjusted (non-GAAP) CASM (excluding fuel) to be below six cents during the second half of 2023 and modestly above six cents for the full year, a level which the Company expects will be materially below the industry average.

Fuel costs in the first quarter are expected to be $3.50 to $3.55 per gallon and $3.05 to $3.15 per gallon for full-year 2023 based on the blended fuel curve on January 30, 2023. Adjusted (non-GAAP) total operating expenses (excluding fuel) for the first quarter are anticipated to be $570 to $595 million and $2,425 to $2,525 million for full-year 2023. The effective tax rate for both the first quarter and full-year 2023 is estimated to be approximately 24 percent. Elevated fuel prices and the seasonal effect of leisure travel flows are anticipated to result in an adjusted (non-GAAP) pre-tax loss in the first quarter, reflecting an expected margin between (2) and (6) percent (excluding special items). Pre-delivery deposits, net of refunds, are expected to be in the range of approximately $120 - $200 million and other capital expenditures are expected to be $145 to $165 million, each for full-year 2023.

The current forward guidance estimates are presented in the following table:

First Quarter
2023(a)
Capacity growth (versus 1Q 2022)(b)	17% to 19%
Adjusted (non-GAAP) total operating expenses (excluding fuel) ($ millions)(c)	$570 to $595
Average fuel cost per gallon(d)	$3.50 to $3.55
Effective tax rate	~24%
Adjusted (non-GAAP) pre-tax margin	(2)% to (6)%

Full Year
2023(a)
Capacity growth (versus 2022)(b)	23% to 28%
Adjusted (non-GAAP) total operating expenses (excluding fuel) ($ millions)(c)	$2,425 to $2,525
Average fuel cost per gallon(d)	$3.05 to $3.15
Effective tax rate	~24%
Pre-delivery deposits, net of refunds ($ millions)	$120 - $200
Other capital expenditures ($ millions)(e)	$145 to $165
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(a)Includes guidance on certain non-GAAP measures, including adjusted total operating expenses (excluding fuel) and adjusted pre-tax margin, and which excludes, among other things, special items. The Company is unable to reconcile these forward-looking projections to GAAP as the nature or amount of such special items cannot be determined at this time.
(b)The Company's guidance is based on its expectation that customer demand and the airline's operations will continue to recover to more normalized levels; the Company will monitor and adjust capacity levels as appropriate. Given the dynamic nature of the current demand environment, actual capacity adjustments made by the Company may be materially different than what is currently expected.

(c)Amount estimated excludes fuel expense and special items, the latter of which are not estimable at this time. The amount takes into consideration the additional expected capacity and the Company's continued investment in the post-pandemic recovery. Estimated fuel cost per gallon is based upon the blended jet fuel curve on January 30, 2023 and is inclusive of estimated fuel taxes and into-plane fuel costs.
(d)Other capital expenditures estimate includes capitalized heavy maintenance.
Conference Call
The Company will host a conference call to discuss fourth quarter 2022 results today, February 8, 2023, at 4:30 p.m. Eastern Standard Time (USA). Investors may listen to a live, listen-only webcast available on the investor relations section of the Company's website at https://ir.flyfrontier.com/news-and-events/events. The call will also be archived and available for 90 days on the investor relations section of the Company's website.
About Frontier Airlines
Frontier Airlines, Inc., a subsidiary of Frontier Group Holdings, Inc. (Nasdaq: ULCC), is committed to “Low Fares Done Right.” Headquartered in Denver, Colorado, the Company operates 120 A320 family aircraft and has among the largest A320neo family fleets in the U.S. The use of these aircraft and Frontier’s seating configuration, weight-saving tactics and baggage process have all contributed to Frontier’s continued ability to be the most fuel-efficient of all major U.S. carriers when measured by ASMs per fuel gallon consumed. With more than 230 new Airbus planes on order, including direct leases, Frontier will continue to grow to deliver on the mission of providing affordable travel across America.
Cautionary Statement Regarding Forward-Looking Statements and Information
Certain statements in this release should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to the Company’s operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as "expects," "will," "plans," "intends," "anticipates," "indicates," "remains," "believes," "estimates," "forecast," "guidance," "outlook," "goals," "targets" and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law.
Actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: unfavorable economic and political conditions in the states where the Company operates and globally, including an inflationary environment and potential recession, and the resulting impact on cost inputs and/or consumer demand for air travel; the highly competitive nature of the global airline industry and susceptibility of the industry to price discounting and changes in capacity; the Company's ability to attract and retain qualified personnel at reasonable costs; the potential future impacts of the COVID-19 pandemic, and possible outbreaks of another disease or similar public health threat in the future, on the Company’s business, operating results, financial condition, liquidity and near-term and long-term strategic operating plan, including possible additional adverse impacts resulting from the duration and spread of the pandemic; high and/or volatile fuel prices or significant disruptions in the supply of aircraft fuel, including as a result of the war between Russia and Ukraine; the Company's reliance on technology and automated systems to operate its business and the impact of any significant failure or disruption of, or failure to effectively integrate and implement, the technology or systems; the Company’s reliance on third-party service providers and the impact of any failure of these parties to perform as expected, or interruptions in the Company's relationships with these providers or their provision of services; adverse publicity and/or harm to the Company's brand or reputation; reduced travel demand and potential tort liability as a result of an accident, catastrophe or incident involving the Company, its codeshare partners or another airline; terrorist attacks, international hostilities or other security events, or the fear of terrorist attacks or hostilities, even if not made directly on the airline industry; increasing privacy and data security obligations or a significant data breach; further changes to the airline industry with respect to alliances and joint business arrangements or due to consolidations; changes in the Company's network strategy or other factors outside its control resulting in less economic aircraft orders, costs related to modification or termination of aircraft orders or entry into less favorable aircraft orders; the Company's reliance on a single supplier for its aircraft and two suppliers for its engines, and the impact of any failure to obtain timely deliveries, additional equipment or support from any of these suppliers; the impacts of union disputes, employee strikes or slowdowns, and other labor-related disruptions on the Company's operations; extended interruptions or disruptions in service at major airports where the Company operates; the impacts of seasonality and other factors associated with the airline industry; the Company's failure to realize the full value of its intangible assets or its long-lived assets, causing the Company to record impairments; the costs of compliance with extensive government regulation of the airline industry; costs, liabilities and risks associated with environmental regulation and climate change; the Company's inability to accept or integrate new aircraft into the Company's fleet as planned; the impacts of the Company's significant amount of financial leverage from fixed obligations, the possibility the Company may seek material amounts of additional financial liquidity in the short-term and the impacts of insufficient liquidity on the Company's financial condition and business; failure to comply with the covenants in the Company's financing agreements or failure to comply with financial and other covenants governing the Company's other debt; changes in, or failure to retain, the Company's senior management team or other key employees; current or future litigation and regulatory actions, or failure to comply with the terms of any settlement, order or arrangement relating to these actions; increases in insurance costs or inadequate insurance coverage; and other risks and uncertainties set forth from time to time under sections captioned "Risk Factors" in the Company's reports and other documents filed with the Securities and Exchange Commission, including the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

Frontier Group Holdings, Inc.
Consolidated Statements of Operations
(unaudited, in millions, except for per share data)

	Three Months Ended December 31,			Percent Change		Year Ended December 31,			Percent Change
	2022	2021	2019	2022 vs. 2021	2022 vs. 2019	2022	2021	2019	2022 vs. 2021	2022 vs. 2019
Operating revenues:
Passenger	$887	$592	$638	50%	39%	$3,248	$2,000	$2,445	62%	33%
Other	19	17	17	12%	12%	78	60	63	30%	24%
Total operating revenues	906	609	655	49%	38%	3,326	2,060	2,508	61%	33%

Operating expenses:
Aircraft fuel	304	186	172	63%	77%	1,160	575	640	102%	81%
Salaries, wages and benefits	187	162	156	15%	20%	715	616	529	16%	35%
Aircraft rent	155	131	98	18%	58%	556	530	368	5%	51%
Station operations	96	99	84	(3)%	14%	422	384	336	10%	26%
Sales and marketing	44	29	34	52%	29%	164	109	130	50%	26%
Maintenance, materials and repairs	39	37	26	5%	50%	146	119	86	23%	70%
Depreciation and amortization	9	10	11	(10)%	(18)%	45	38	46	18%	(2)%
CARES Act credits	—	—	—	N/M	N/M	—	(295)	—	N/M	N/M
Transaction and merger-related costs, net	2	—	—	N/M	N/M	10	—	—	N/M	N/M
Other operating	25	41	6	(39)%	317%	153	101	64	51%	139%
Total operating expenses	861	695	587	24%	47%	3,371	2,177	2,199	55%	53%
Operating income (loss)	45	(86)	68	N/M	(34)%	(45)	(117)	309	(62)%	N/M
Other income (expense):
Interest expense	(5)	(2)	(3)	150%	67%	(21)	(33)	(11)	(36)%	91%
Capitalized interest	5	1	3	400%	67%	11	4	11	175%	—%
Interest income and other	5	1	4	400%	25%	10	2	16	400%	(38)%
Total other income (expense)	5	—	4	N/M	25%	—	(27)	16	N/M	N/M
Income (loss) before income taxes	50	(86)	72	N/M	(31)%	(45)	(144)	325	(69)%	N/M
Income tax expense (benefit)	10	(33)	16	N/M	(38)%	(8)	(42)	74	(81)%	N/M
Net income (loss)	$40	$(53)	$56	N/M	(29)%	$(37)	$(102)	$251	(64)%	N/M
Earnings (loss) per share:
Basic (a)	$0.18	$(0.25)	$0.26	N/M	(31)%	$(0.17)	$(0.48)	$1.19	(65)%	N/M
Diluted (a)	$0.18	$(0.25)	$0.26	N/M	(31)%	$(0.17)	$(0.48)	$1.19	(65)%	N/M

Weighted average shares outstanding:
Basic (a)	218	216	199	1%	10%	218	211	199	3%	10%
Diluted (a)	220	216	200	2%	10%	218	211	200	3%	9%
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N/M = Not meaningful
(a)Share amounts included in the basic and diluted earnings (loss) per share calculations for 2022 and 2021, as reflected in the consolidated statements of operations, include the impact of the 15 million shares issued and sold by the Company as part of its initial public offering that closed on April 6, 2021. Additionally, in periods of net income, the dilutive impact of the 3.1 million warrants outstanding relating to CARES Act funding, any non-participating options and unvested restricted stock units are included in the diluted earnings per share calculations. In addition, most of the Company's 7.3 million outstanding options are participating securities and are therefore not expected to be part of the Company's diluted share count under the two-class method until they are exercised, but, in periods of net income, are included as an adjustment to the numerator of the Company's earnings per share calculation as they are eligible to participate in the Company's earnings. The participating securities impact has been subtracted from periods presented with positive net income in the computation of basic and diluted earnings per share.

Frontier Group Holdings, Inc. Selected Operating Statistics (unaudited)
	Three Months Ended December 31,			Percent Change		Year Ended December 31,			Percent Change
	2022	2021	2019	2022 vs. 2021	2022 vs. 2019	2022	2021	2019	2022 vs. 2021	2022 vs. 2019
Available seat miles (ASMs) (millions)	8,670	7,836	7,560	11%	15%	31,746	26,867	28,120	18%	13%
Departures	43,407	41,523	37,768	5%	15%	165,447	143,476	138,570	15%	19%
Average stage length (miles)	1,032	975	1,039	6%	(1)%	991	968	1,051	2%	(6)%
Block hours	121,623	111,363	105,327	9%	15%	451,156	381,018	389,476	18%	16%
Average aircraft in service	115	111	94	4%	22%	112	106	88	6%	27%
Aircraft – end of period	120	110	98	9%	22%	120	110	98	9%	22%
Average daily aircraft utilization (hours)	11.5	10.9	12.1	6%	(5)%	11.1	9.8	12.2	13%	(9)%
Passengers (thousands)	6,836	5,896	6,110	16%	12%	25,486	20,709	22,823	23%	12%
Average seats per departure	193	193	192	—%	1%	193	193	192	—%	1%
Revenue passenger miles (RPMs) (millions)	7,122	5,818	6,406	22%	11%	25,669	20,380	24,203	26%	6%
Load Factor	82.1%	74.2%	84.7%	7.9 pts	(2.6) pts	80.9%	75.9%	86.1%	5.0 pts	(5.2) pts
Fare revenue per passenger ($)	50.76	40.41	49.12	26%	3%	54.22	38.94	52.80	39%	3%
Non-fare passenger revenue per passenger ($)	78.99	60.00	55.31	32%	43%	73.21	57.65	54.33	27%	35%
Other revenue per passenger ($)	2.77	3.00	2.87	(8)%	(3)%	3.07	2.90	2.78	6%	10%
Total ancillary revenue passenger ($)	81.76	63.00	58.18	30%	41%	76.28	60.55	57.11	26%	34%
Total revenue per passenger ($)	132.52	103.41	107.30	28%	24%	130.50	99.49	109.91	31%	19%
Total revenue per available seat mile (RASM) (¢)	10.45	7.78	8.67	34%	21%	10.48	7.67	8.92	37%	17%
Cost per available seat mile (CASM) (¢)	9.93	8.87	7.78	12%	28%	10.62	8.10	7.82	31%	36%
CASM (excluding fuel) (¢)	6.43	6.50	5.51	(1)%	17%	6.96	5.96	5.55	17%	25%
CASM + net interest (¢)	9.87	8.88	7.73	11%	28%	10.62	8.21	7.76	29%	37%
Adjusted CASM (¢)	9.91	8.87	7.48	12%	32%	10.56	9.16	7.71	15%	37%
Adjusted CASM (excluding fuel) (¢)	6.40	6.50	5.21	(2)%	23%	6.90	7.02	5.44	(2)%	27%
Adjusted CASM + net interest (¢)	9.85	8.88	7.43	11%	33%	10.54	9.18	7.65	15%	38%
Fuel cost per gallon ($)	3.60	2.43	2.24	48%	61%	3.72	2.17	2.22	71%	68%
Fuel gallons consumed (thousands)	84,556	76,555	76,736	10%	10%	312,115	265,558	288,510	18%	8%
Full-Time Equivalent Employees (FTEs)	6,450	5,481	4,935	18%	31%	6,450	5,481	4,935	18%	31%

Reconciliation of Non-GAAP Financial Information
The Company is providing below a reconciliation of GAAP financial information to the non-GAAP financial information provided. The non-GAAP financial information is included to provide supplemental disclosures because the Company believes they are useful additional indicators of, among other things, its operating and cost performance. These non-GAAP financial measures have limitations as analytical tools. Because of these limitations, determinations of the Company’s operating performance or CASM excluding unrealized gains and losses, special items or other items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. These non-GAAP financial measures may be presented on a different basis than other companies using similarly titled non-GAAP financial measures.
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Pre-tax Income (Loss)
($ in millions) (unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	2019	2022	2021	2019
Net income (loss), as reported	$40	$(53)	$56	$(37)	$(102)	$251

Non-GAAP Adjustments:
Aircraft Rent
Early lease termination costs(a)	—	—	—	—	10	—
Salaries, wages and benefits
Collective bargaining contract ratification(b)	—	—	4	2	—	22
Pilot phantom equity(c)	—	—	18	—	—	5
Flight attendant early out program(d)	—	—	—	—	—	5
Depreciation and amortization
Asset impairment(e)	—	—	—	7	—	—
Early lease termination costs(a)	—	—	—	—	1	—
Other operating expenses
Transaction and merger-related costs, net(f)	2	—	—	10	—	—
CARES Act – grant recognition and employee retention credits(g)	—	—	—	—	(295)	—
Interest expense
CARES Act – write-off of deferred financing costs due to paydown of loan(h)	—	—	—	7	—	—
CARES Act – mark to market impact for warrants(i)	—	—	—	—	22	—
Pre-tax impact	2	—	22	26	(262)	32

Tax benefit (expense), non-GAAP(j)	(3)	1	(5)	(6)	65	(7)
Net income (loss) impact	(1)	1	17	20	(197)	25

Adjusted net income (loss), non-GAAP(k)	$39	$(52)	$73	$(17)	$(299)	$276

Income (loss) before income taxes, as reported	$50	$(86)	$72	$(45)	$(144)	$325
Pre-tax impact	2	—	22	26	(262)	32
Adjusted pre-tax income (loss), non-GAAP(k)	$52	$(86)	$94	$(19)	$(406)	$357
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(a)As a result of an early termination and buyout agreement executed in May 2021 with one of the Company’s lessors, Frontier was able to accelerate the removal of the remaining four A319 aircraft from its fleet. These aircraft were originally scheduled to return in December 2021 and were instead returned during the second and third quarters of 2021. During the year ended December 31, 2021, the Company incurred $10 million in aircraft rent costs and $1 million in depreciation costs relating to the acceleration and resulting changes to its lease return obligations.
(b)Represents $2 million of costs for the year ended December 31, 2022 related to a one-time incentive bonus and related payroll adjustments resulting from the May 2022 contract ratification with IBT, the union representing the aircraft technicians. During the year ended December 31, 2019, adjustments represent $18 million in costs related to a one-time contract ratification incentive plus payroll-related taxes and certain other compensation and benefits-related accruals earned through March 31, 2019 and committed to the Company as part of a tentative agreement with the union representing the Company's flight attendants. An agreement was reached in March 2019 for a contract that was ratified and became effective in May 2019. Additionally, during the fourth quarter of 2019, there were $4 million in pilot vacation accrual adjustments as a result of the ratified agreement with the union representing the Company's pilots specifically tied to the implementation of a preferred bidding system.

(c)Represents the impact of the change in value and vesting of phantom equity units pursuant to the Pilot Phantom Equity Plan. In accordance with the amended and restated phantom equity agreement, the remaining phantom equity obligation became fixed as of December 31, 2019 and was no longer subject to valuation adjustments.
(d)Represents expenses associated with an early out program agreed to in 2019 with the Company's flight attendants, payable throughout 2019, 2020 and 2021.
(e)Represents a write-off of $7 million in capitalized software development costs as a result of a termination of a vendor arrangement.
(f)For the three months ended December 31, 2022, adjustments represent $2 million in employee retention costs incurred in connection with the proposed merger with Spirit. For the twelve months ended December 31, 2022, adjustments represent $16 million in transaction costs, including banking, legal and accounting fees, and $19 million in employee retention costs incurred in connection with the proposed merger with Spirit, offset by $25 million in reimbursements from Spirit after the termination of the Merger Agreement.
(g)Represents the recognition of the $278 million of grant funding received from the U.S. government for payroll support in addition to $17 million in employee retention credits the Company qualified for under the CARES Act during the year ended December 31, 2021.
(h)On February 2, 2022, the Company repaid the Treasury Loan which resulted in a one-time write-off of the remaining $7 million in unamortized deferred financing costs. This amount is a component of interest expense.
(i)Represents the mark to market adjustment to the value of the warrants issued as part of the funding provided under the CARES Act. This amount is a component of interest expense. As a result of the Company's initial public offering and the resulting reclassification of warrants from liability-based awards to equity-based awards, as of April 6, 2021, the Company no longer uses mark to market accounting for the warrants.
(j)Represents the tax impact of the non-GAAP adjustments, taking consideration the non-deductibility of the warrant mark to market adjustments for tax purposes. The tax impact reflected for the fourth quarter of each year includes the impact of the update to the effective tax rate for the full year on the first, second and third quarter underlying results.
(k)Adjusted net income (loss) and adjusted pre-tax income (loss) are included as a supplemental disclosure because they are a useful indicator of its operating performance. Derivations of net income (loss) are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties, in comparing the operating performance of companies in the airline industry.
Adjusted net income (loss) and adjusted pre-tax income (loss) have limitations as analytical tools. Adjusted net income (loss) and adjusted pre-tax income (loss) do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of the Company's ongoing operations and do not reflect the Company's cash expenditures, or future requirements, for capital expenditures or contractual commitments, and other companies in the industry may calculate adjusted net income (loss) and adjusted pre-tax income (loss) differently than the Company does, limiting their usefulness as comparative measures. Because of these limitations, adjusted net income (loss) and adjusted pre-tax income (loss) should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of adjusted net income (loss) and adjusted pre-tax income (loss) are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of net income, including adjusted net income (loss) and adjusted pre-tax income (loss), as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, adjusted net income (loss) and adjusted pre-tax income (loss) have significant limitations which affect their use as indicators of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.

Reconciliation of Total Operating Expenses to Total Operating Expenses (excluding fuel), Adjusted Total Operating Expenses and Adjusted Total Operating Expenses (excluding fuel)
($ in millions) (unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	2019	2022	2021	2019
Total operating expenses, as reported(a)	$861	$695	$587	$3,371	$2,177	$2,199
Transaction and merger-related costs, net	(2)	—	—	(10)	—	—
Asset impairment	—	—	—	(7)	—	—
Collective bargaining contract ratification	—	—	(4)	(2)	—	(22)
Early lease termination costs	—	—	—	—	(11)	—
CARES Act – grant recognition and employee retention credits	—	—	—	—	295	—
Pilot phantom equity	—	—	(18)	—	—	(5)
Flight attendant early out program	—	—	—	—	—	(5)
Adjusted total operating expenses, non-GAAP(b)	$859	$695	$565	$3,352	$2,461	$2,167
Aircraft fuel	(304)	(186)	(172)	(1,160)	(575)	(640)
Adjusted total operating expenses (excluding fuel), non-GAAP(b)	$555	$509	$393	$2,192	$1,886	$1,527

Total operating expenses, as reported	$861	$695	$587	$3,371	$2,177	$2,199
Aircraft fuel	(304)	(186)	(172)	(1,160)	(575)	(640)
Total operating expenses (excluding fuel)	$557	$509	$415	$2,211	$1,602	$1,559
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(a)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Pre-tax Income (Loss)" above for discussion on adjusting items.
(b)Total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) are included as supplemental disclosures because the Company believes they are useful indicators of its operating performance. Derivations of total operating expenses are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties, in comparing the operating performance of companies in the airline industry.
Total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) have limitations as analytical tools and other companies in the industry may calculate total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) differently than the Company does, limiting their usefulness as comparative measures. Because of these limitations, total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of total operating expenses, including total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) have significant limitations which affect their use as an indicator of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.

Reconciliation of Net Income (Loss) to EBITDA and EBITDAR and to Adjusted EBITDA and Adjusted EBITDAR
($ in millions) (unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	2019	2022	2021	2019

Net income (loss)	$40	$(53)	$56	$(37)	$(102)	$251
Plus (minus):
Interest expense	5	2	3	21	33	11
Capitalized interest	(5)	(1)	(3)	(11)	(4)	(11)
Interest income and other	(5)	(1)	(4)	(10)	(2)	(16)
Income tax expense (benefit)	10	(33)	16	(8)	(42)	74
Depreciation and amortization	9	10	11	45	38	46
EBITDA(a)	54	(76)	79	—	(79)	355
Plus: Aircraft rent	155	131	98	556	530	368
EBITDAR(b)	$209	$55	$177	$556	$451	$723

EBITDA	$54	$(76)	$79	$—	$(79)	$355
Plus (minus)(c):
Transaction and merger-related costs, net	2	—	—	10	—	—
Collective bargaining contract ratification	—	—	4	2	—	22
Early lease termination costs	—	—	—	—	10	—
CARES Act – grant recognition and employee retention credits	—	—	—	—	(295)	—
Pilot phantom equity	—	—	18	—	—	5
Flight attendant early out program	—	—	—	—	—	5
Adjusted EBITDA(a)	56	(76)	101	12	(364)	387
Plus: Aircraft rent(d)	155	131	98	556	520	368
Adjusted EBITDAR(b)	$211	$55	$199	$568	$156	$755
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(a)EBITDA and adjusted EBITDA are included as supplemental disclosures because the Company believes they are useful indicators of its operating performance. Derivations of EBITDA are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties, in comparing the operating performance of companies in the industry.
EBITDA and adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; EBITDA and adjusted EBITDA do not reflect the Company's cash expenditures, or future requirements, for capital expenditures or contractual commitments; EBITDA and adjusted EBITDA do not reflect changes in, or cash requirements for, the Company's working capital needs; EBITDA and adjusted EBITDA do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's indebtedness or possible cash requirements related to its warrants; although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and adjusted EBITDA do not reflect any cash requirements for such replacements; and other companies in the airline industry may calculate EBITDA and adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure. Because of these limitations, EBITDA and adjusted EBITDA should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of EBITDA and adjusted EBITDA are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of EBITDA, including adjusted EBITDA, as presented may not be directly comparable to similarly titled measures presented by other companies.
For the foregoing reasons, each of EBITDA and adjusted EBITDA have significant limitations which affect its use as an indicator of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.
(b)EBITDAR and adjusted EBITDAR are included as supplemental disclosures because the Company believes they are useful solely as valuation metrics for airlines as their calculations isolates the effects of financing in general, the accounting effects of capital spending and acquisitions (primarily aircraft, which may be acquired directly, directly subject to acquisition debt, by capital lease or by operating lease, each of which is presented differently for accounting purposes), and income taxes, which may vary significantly between periods and for different airlines for reasons unrelated to the underlying value of a particular airline. However, EBITDAR and adjusted EBITDAR are not determined in accordance with GAAP, are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, EBITDAR and adjusted EBITDAR, as presented, may not be directly comparable to similarly titled measures presented by other companies. In addition, EBITDAR and adjusted EBITDAR should not be viewed as a measure of overall performance since they exclude aircraft rent, which is a normal, recurring cash operating expense that is necessary to operate the business. Accordingly, you are cautioned not to place undue reliance on this information.

(c)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Pre-tax Income (Loss)” above for discussion on adjusting items.
(d)Represents aircraft rent expense included in adjusted EBITDA. Excludes aircraft rent expense of $10 million for the year ended December 31, 2021, for costs incurred due to the early termination of the Company's A319 leased aircraft. See footnote (a) under the caption “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Pre-tax Income (Loss).”
Reconciliation of CASM to CASM (excluding fuel), Adjusted CASM (excluding fuel), Adjusted CASM and Adjusted CASM including net interest
(unaudited)

	Three Months Ended December 31,
	2022		2021		2019
	($ in millions)	Per ASM (¢)	($ in millions)	Per ASM (¢)	($ in millions)	Per ASM (¢)
CASM(a)(b)		9.93		8.87		7.78
Aircraft fuel	(304)	(3.50)	(186)	(2.37)	(172)	(2.27)
CASM (excluding fuel)(c)		6.43		6.50		5.51
Transaction and merger-related costs, net	(2)	(0.03)	—	—	—	—
Collective bargaining contract ratification	—	—	—	—	(4)	(0.05)
Pilot phantom equity	—	—	—	—	(18)	(0.25)
Adjusted CASM (excluding fuel)(c)		6.40		6.50		5.21
Aircraft fuel	304	3.51	186	2.37	172	2.27
Adjusted CASM(d)		9.91		8.87		7.48
Net interest expense (income)	(5)	(0.06)	—	0.01	(4)	(0.05)
Adjusted CASM + net interest(e)		9.85		8.88		7.43

CASM		9.93		8.87		7.78
Net interest expense (income)	(5)	(0.06)	—	0.01	(4)	(0.05)
CASM + net interest		9.87		8.88		7.73
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(a)Cost per ASM figures may not recalculate due to rounding.
(b)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Pre-tax Income (Loss)" above for discussion on adjusting items.
(c)CASM (excluding fuel) and adjusted CASM (excluding fuel) are included as supplemental disclosures because the Company believes that excluding aircraft fuel is useful to investors as it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. The price of fuel, over which the Company has limited control, impacts the comparability of period-to-period financial performance, and excluding allows management an additional tool to understand and analyze the Company's non-fuel costs and core operating performance, and increases comparability with other airlines that also provide a similar metric. CASM (excluding fuel) and adjusted CASM (excluding fuel) are not determined in accordance with GAAP and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(d)Adjusted CASM is included as supplemental disclosure because the Company believes it is a useful metric to properly compare the Company’s cost management and performance to other peers, as derivations of adjusted CASM are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the airline industry. Additionally, the Company believes this metric is useful because it removes certain items that may not be indicative of base operating performance or future results. Adjusted CASM is not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(e)Adjusted CASM including net interest is included as a supplemental disclosure because the Company believes it is a useful metric to properly compare the Company's cost management and performance to other peers that may have different capital structures and financing strategies, particularly as it relates to financing primary operating assets such as aircraft and engines. Additionally, the Company believes this metric is useful because it removes certain items that may not be indicative of base operating performance or future results. Adjusted CASM including net interest is not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

Reconciliation of CASM to CASM (excluding fuel), Adjusted CASM (excluding fuel), Adjusted CASM and Adjusted CASM including net interest
(unaudited)

	Year Ended December 31,
	2022		2021		2019
	($ in millions)	Per ASM (¢)	($ in millions)	Per ASM (¢)	($ in millions)	Per ASM (¢)
CASM(a)(b)		10.62		8.10		7.82
Aircraft fuel	(1,160)	(3.66)	(575)	(2.14)	(640)	(2.27)
CASM (excluding fuel)		6.96		5.96		5.55
Transaction and merger-related costs, net	(10)	(0.03)	—	—	—	—
Asset impairment	(7)	(0.02)	—	—	—	—
Collective bargaining contract ratification	(2)	(0.01)	—	—	(22)	(0.07)
Early lease termination costs	—	—	(11)	(0.04)	—	—
CARES Act – grant recognition and employee retention credits	—	—	295	1.10	—	—
Pilot phantom equity	—	—	—	—	(5)	(0.02)
Flight attendant early out program	—	—	—	—	(5)	(0.02)
Adjusted CASM (excluding fuel)		6.90		7.02		5.44
Aircraft fuel	1,160	3.66	575	2.14	640	2.27
Adjusted CASM		10.56		9.16		7.71
Net interest expense (income)	—	—	27	0.11	(16)	(0.06)
CARES Act – write-off of deferred financing costs due to paydown of loan	(7)	(0.02)	—	—	—	—
CARES Act – mark to market impact for warrants	—	—	(22)	(0.09)	—	—
Adjusted CASM + net interest		10.54		9.18		7.65

CASM		10.62		8.10		7.82
Net interest expense (income)	—	—	27	0.11	(16)	(0.06)
CASM + net interest		10.62		8.21		7.76
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(a)Cost per ASM figures may not recalculate due to rounding.
(b)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Pre-tax Income (Loss)” above for discussion on adjusting items.

Contacts:

Jennifer F. de la Cruz
Corporate Communications
Email: JenniferF.DeLaCruz@flyfrontier.com
Phone: 720.374.4207

David Erdman
Investor Relations
Email: David.Erdman@flyfrontier.com
Phone: 720.798.5886